Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-179224)and Form S-8 (No. 333-166258) of Chatham Lodging Trust of our report dated April 19, 2013 relating to the combined financial statements of MG-Bellevue, LLC and MGB Hotel, LLC, which appears in the Current Report on Form 8-K of Chatham Lodging Trust dated September 24, 2013.

/s/ PricewaterhouseCoopers LLP
Denver, CO
September 24, 2013